Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-229935) of LAIX Inc. of our report dated April 18, 2019 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 18, 2019